Exhibit (a)(8)

                              ILLINOVA CORPORATION
                          LEADERSHIP INCENTIVE PROGRAM

                        (Effective as of January 1, 1996)


Effective Date

The  Illinova   Corporation   Leadership  Incentive  Program  (the  "Plan")  was
established by Illinova Corporation (the "Company") effective as of January 1, 1996 (the "Effective Date").

Objectives

The objectives of the Plan are:

     o To link incentives with performance in order to encourage improved Company performance.

     o    To focus attention on value enhancement for shareholders.

     o To foster and encourage teamwork at the Illinova Leadership Team level.

     o    To motivate and reward performance above a planned or expected level.

     o    To attract and retain strong management personnel.

     o    To develop a more competitive compensation package relative to market.

Eligibility

The Chief Executive Officer of the Company (the "CEO"), in his discretion, shall designate those management employees of the Company who will participate in the Plan ("Participants") for each Plan Year, which is the calendar year. The Participants for each Plan Year will normally be designated by the CEO prior to the beginning of the year. If an individual is designated as a Participant in the middle of a Plan Year, the Participant's award may be pro-rated based upon the number of completed months of service between the date of eligibility and the end of the Plan Year.

Awards

For each Plan Year, Participants will receive incentive payments for corporate, business group and departmental performance that exceeds normal expectations. Determination of whether performance exceeds normal expectations for a Plan Year shall be made on the basis of measurement of internal achievement levels against the goals established under the Plan for the year.

Participants will have the opportunity to earn up to 14% of salary in any Plan Year for achievement of corporate goals established for that year. Two levels of Company performance will be identified for each goal -- a threshold level and a maximum level. Attainment of any goal at the threshold level for any Plan Year will qualify for an award for that year with respect to that goal equal to a percentage of the Participant's salary for the year times the weighting factor (described below) for that goal. Attainment of any goal at or above the maximum level qualifies for the maximum award of 14% of the Participant's salary for the year times the weighting factor for that goal. Attainment at a level between threshold and maximum will result in a pro-rated award.

In addition, Participants will have the opportunity to earn up to 6% of salary in any Plan Year for achievement of business group and departmental goals for that year ("variable goals"). A Participant's "Total Award" for any Plan Year will equal the sum of the awards with respect to each corporate goal (including the award with respect to the discretionary category, if any) for the year, plus the sum of the awards with respect to the Participant's variable goals. A Participant's Total Award for any Plan Year shall not exceed 20% of the Participant's salary for the year.

Awards under the Plan shall not be considered part of a Participant's base salary. It is intended that, in determining whether such base salaries for Participants are at a competitive level relative to base salaries in the utility industry, awards under the Plan shall be disregarded.

Goals

No later than the first meeting of the Company's Board of Directors in each Plan Year, the Chief Executive Officer of the Company (the "CEO") shall establish specific goals for corporate performance for that Plan Year. The corporate goals (except for the discretionary performance goal, if any) shall be the same for all Participants with respect to any Plan Year. Goals shall focus on major challenges and issues facing the Company. The goals shall include specific performance criteria that are determined to be vital to the achievement of the Company's long term strategic objectives. A "weighting factor" will be assigned to each of the goals that recognizes the relative importance and influence of the goal to the overall success of the Company.

Except as otherwise provided in the Plan, the corporate goals for each Plan Year, and the manner of measuring performance against those goals, will be developed in conjunction with the annual planning and budgeting activities of the Company for the year.

In addition to establishing specific performance categories and assigning weighting factors to those categories, the [CEO] may establish a discretionary performance category for any Plan Year and assign a weighting factor to it. The performance factors with respect to any such discretionary category for any Plan Year shall be established by the Participant's business group leader at any time before, during or after the end of the year. The level of achievement with respect to the discretionary category for any Plan Year, and the award payable with respect to that category, shall be determined by comparing the Company's performance for the year with factors that the Participant's business group leader determines to be appropriate measures of such performance.

The total of the weighting factors with respect to the corporate performance goals for each Plan Year will equal 100%. No awards will be earned under the Plan with respect to the corporate performance goals for any Plan Year unless the Company has declared a dividend for that Plan Year.

Variable goals with respect to any Plan Year will be established by the Participant's business group leader prior to the beginning of the Plan Year.

Payment of Award

A Participant's Total Award for any Plan Year shall be made in two cash payments, known as the Short-Term Payment and the Long-Term Payment.

Subject to the following provisions of the Plan, the Short-Term Payment earned for any Plan Year shall be made to the Participant in the first quarter of the following year. A Participant's Short-Term Payment shall equal one-half of the Participant's Total Award for the year.

Subject to the following provisions of the Plan, the Long-Term Payment for any Plan Year shall be made to the Participant in the first quarter of the fourth year following the Plan Year for which the award is earned. The Long-Term Payment earned for a Plan Year shall equal one-half of the Total Award for that Plan Year, increased or decreased to the same extent that the value of a share of Company common stock has increased or decreased for the Holding Period (based on the closing prices of the stock on the first and last day of the Holding Period, and adjusted by the CEO to reflect stock splits and other extraordinary events) and further increased to reflect Dividend Equivalents for the Holding Period. The "Holding Period" for a Long-Term Payment is the period beginning on last trading day of the Plan Year for which the payment was earned, and ending on the first trading day of the fourth year thereafter.

The "Dividend Equivalents" for a Long-Term Payment for the Holding Period are the dividends that would be paid during the Holding Period on the number of shares of common stock of the Company that could be purchased with 50% of the Total Award, determined by dividing 50% of the Total Award by the closing price of the stock on the first day of the Holding Period, and adjusted by the CEO to reflect subsequent stock splits and other extraordinary events. For purposes of determining the Dividend Equivalents, it is assumed that the dividends are reinvested in a manner that is comparable to the manner of reinvesting dividends set forth in Illinova Corporation Automatic Reinvestment and Stock Purchase Plan; provided that dividends paid in the last six months of the Holding Period shall not be deemed to be reinvested; and further provided that if a Participant's employment with the Company and its affiliates terminates prior to the end of the Holding Period, the amount payable to the Participant will be adjusted so that dividends for the six-month period prior to the termination of employment are not deemed to be reinvested.

If a Participant for any Plan Year ceases to be employed by the Company and its affiliates during the year for reasons of retirement after attaining age 55, disability (as determined by the CEO) or death, the Participant (or the Participant's beneficiary) shall be entitled to the amount of the Total Award for the year, pro-rated based on the number of months between the beginning of the Plan Year and the date of retirement, disability or death. The payment of such amount shall be made in the first quarter of the year following the year in which occurs the termination of employment because of retirement, disability or death.

If a Participant for any Plan Year ceases to be employed by the Company and its affiliates during that year for reasons other than retirement after attaining age 55, disability (as determined by the CEO) or death, the Participant shall forfeit the Total Award for the year.

If a Participant for any Plan Year ceases to be employed by the Company and its affiliates after the end of such Plan Year for any reason, the Participant's Short-Term Payment shall be unaffected by the termination of employment.

If a Participant for any Plan Year ceases to be employed by the Company and its affiliates after the end of that Plan Year, and prior to the end of the Holding Period, for reasons of retirement after attaining age 55, disability (as determined by the CEO) or death, the Participant (or the Participant's beneficiary) shall be entitled to the Long-Term Payment, determined as though the Holding Period ended on the last business day of the Participant's employment. The payment of such amount shall be made as soon as practicable after termination of employment.

If a Participant for any Plan Year ceases to be employed by the Company and its affiliates after the end of such Plan Year, and prior to the end of the Holding Period, for reasons other than retirement after attaining age 55, disability (as determined by the CEO) or death, the Participant shall forfeit the Long-Term Payment for the year.

Administration

The Plan shall be administered by the CEO; provided that, the Employee Services department shall have responsibility for the day-to-day administration of the Plan.

Amendment and Termination

The Plan may be amended or terminated by the Board of Directors of the Company at any time, except that no such amendment or termination adopted in any Plan Year shall adversely affect the awards of any Participant for that Plan Year or any prior Plan Year.